Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered effective the 16th day of May, 2017, between CNO Financial Group, Inc. (the “Company”) and Edward J. Bonach (“Executive”).

Recitals

A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of December 18, 2014 (the “Agreement”).

B.On May 16, 2017, the Company announced that Executive will be retiring on December 31, 2017 and the Company’s Board of Directors agreed to extend the term of the Agreement through December 31, 2017.

C.The Company and Executive desire to amend the Agreement to extend its Term (as defined in the Agreement) through the date of Executive’s retirement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from October 1, 2017 to December 31, 2017. All other provisions of Section 2 of the Agreement shall remain unchanged.

2.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Susan L. Menzel
Susan L. Menzel, Executive Vice
President, Human Resources

/s/ Edward J. Bonach
Edward J. Bonach